Exhibit 1.1

FIRST CITIZENS BANC CORP

(an Ohio corporation)

Up to 1,000,000 Depositary Shares

Each Representing a 1/40th Interest in

a 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B

Liquidation Preference of $25.00 Per Depositary Share

Offering Price $25.00 Per Depositary Share

FORM OF AGENCY AGREEMENT

November 4, 2013

Keefe, Bruyette & Woods, Inc.

10 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

First Citizens Banc Corp, an Ohio corporation (the “Company”) hereby confirms its agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as set forth in this Agreement. Unless the context otherwise requires, all references to the Company include the Company and each of its subsidiaries, including The Citizens Banking Company (the “Bank”).

Section 1. The Offering. The Company intends to offer and sell up to 1,000,000 Depositary Shares (the “Shares”), each representing a 1/40th interest in a 6.50% Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, no par value per share and a liquidation preference of $1,000.00 per share (the “Series B Shares”), in an offering to subscribers in the following order of priority: (1) current common equity shareholders of the Company (the “Shareholder Offering”), and (2) the Company’s customers and residents of the communities it serves (the “Community Offering”). Subject to the preference of subscriptions received first in the Shareholder Offering, and second in the Community Offering, it is anticipated that any Shares not subscribed for in the Shareholder Offering and the Community Offering may be offered to certain members of the general public on a best efforts basis by the Agent (the “Syndicated Offering”) (the Shareholder Offering, Community Offering and Syndicated Offering are collectively referred to as the “Offering”). The Series B Shares will, when issued, be deposited by the Company against delivery of depositary receipts (“Depositary Receipts”) to be issued by Illinois Stock Transfer Company (the “Depositary”) evidencing the Shares, under a Deposit Agreement to be dated November 1, 2013 (the “Deposit Agreement”), among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Shares. The Series B Shares, the Shares and the Conversion Shares (as defined below) are herein collectively referred to as the “Securities.” The Series B Shares will have the terms and provisions set forth in a certificate of amendment to the Articles of Incorporation of the Company (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Ohio. It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Prospectus (as defined below) and that the Company may in its sole discretion reject, in whole or in part, any orders received in the Offering.

Subscription funds received in the offering prior to the satisfaction of all closing conditions contained herein will be delivered to U.S. Bank, as escrow agent, by 12:00 P.M. on the next business day, and immediately deposited into a segregated account established at U.S. Bank for such purpose. If the Offering does not close or if the closing occurs but some or all of a subscriber’s funds are not accepted by the Company, the subscription funds will be promptly returned to the subscribers.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-191169) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and agent (i) to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Company with respect to the sale by the Company of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company as to the matters set forth in the letter agreement, dated August 5, 2013, between the Company and the Agent (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A). The Company acknowledges that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders or this Agreement.

Except as specifically provided for in Section 11 hereof, the obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering. All fees or expenses due to the Agent but unpaid will be payable to the Agent in same day funds at the Closing Date (as hereinafter defined).

In the event the Company is unable to sell a minimum of 800,000 Shares by the date when such sales must be completed, in accordance with the Prospectus, this Agreement shall terminate and the Company shall promptly refund to any persons who have subscribed for any of the Shares the full amount which it may have received from such subscriber, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraph (d) below.

The Agent shall receive the following compensation and expense reimbursement for its services hereunder:

(a) In the case of any and all Shares sold in the Shareholder Offering, a placement agent fee equal to 3.5% of the aggregate purchase price of the Shares sold in the Shareholder Offering;

(b) In the case of any and all Shares sold in the Community Offering, a placement agent fee equal to 3.5% of the aggregate purchase price of the Shares sold in the Community Offering.

(c) If any Shares remain available after the Subscription and Community Offerings, at the request of the Company, the Agent may seek to form a syndicate of registered broker-dealers to assist in the sale of the Shares on a best efforts basis in the Syndicated Offering. The Agent will endeavor to distribute the Shares among dealers in a fashion which best meets the distribution objectives of the Company. The Agent will be paid a fee of 5.5% of the aggregate purchase price of the Shares sold in the Syndicated Offering. From this fee, the Agent may pass on to selected broker-dealers, if any, who assist in the Syndicated Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of securities sold at a comparable price per share in a similar market environment. The decision to utilize selected broker-dealers will be made by mutual agreement of the Company and the Agent.

(d) The Company shall reimburse the Agent for its reasonable out-of-pocket expenses related to the Offering, regardless of whether the Offering is consummated, including, without limitation, legal, marketing, syndication and travel expenses in accordance with Section 7. The provisions of this paragraph or Section 7 are not intended to apply to or in any way impair or limit the indemnification provisions contained herein.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Series B Shares and to issue, or have issued, the Shares sold in the Offering and to direct the Depositary to release for delivery the Depositary Receipts in book entry form on the Closing Date against payment to the Company by the Escrow Agent of funds received pursuant to the subscription agreements; provided, however, that no funds shall be released by the Escrow Agent to the Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company and the Agent as set forth in Section 14. The Depositary Receipts shall initially be reflected in book-entry form reflected on the books and records of the Depositary and appropriate evidence thereof shall be delivered to the purchasers in accordance with their directions as provided by the Company to the Depositary. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a) The Registration Statement, which was prepared by the Company and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Company for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Company contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Company for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent or its counsel expressly regarding the Agent for use in the Registration Statement, including the Prospectus contained therein.

(b) The Company has not, directly or indirectly, distributed or otherwise used and will not, directly or indirectly, distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Company’s or the Bank’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Company and reviewed and approved in advance for distribution by the Agent. The Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c) As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

1. “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2. “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3. “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the offered Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4. “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5. “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6. “Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to in writing by the Company and the Agent.

(d) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(e) The Company has filed, or will file at or prior to the time of their first use, the Prospectus and any Sales Information with the Commission and any other applicable regulator, to the extent required. The Prospectus and all Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply with the applicable requirements of the 1933 Act and the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations from the Commission for use thereof in final form. No approval of any regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained, or will not be obtained at or prior to the time of first use, and a copy of which has been, or will be, delivered to the

Agent. The Company has not distributed any offering material in connection with the Offering except for the Prospectus and any such Sales Information. The information contained in the Sales Information filed as an exhibit to the Registration Statement does not conflict with information contained in the Registration Statement.

(f) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Company, taken as a whole (a “Material Adverse Effect”). The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There are no outstanding warrants and, except as described in the Registration Statement and Prospectus, there are no outstanding options to purchase any securities of the Company.

(g) The Bank is a duly organized and validly existing Ohio-chartered state member bank duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not reasonably be expected to have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Company, taken as a whole. The authorized capital stock of the Bank consists of (i) 300,000 common shares, par value $20.00 per share (the “Bank Common Stock”), of which 300,000 shares are issued and outstanding as of the date hereof and owned by the Company free and clear of all liens, claims or encumbrances, and (ii) 17,577 Class A noncumulative, perpetual preferred shares, par value $1,000 per share, of which no shares are issued and outstanding as of the date hereof.

(h) The only subsidiaries of the Company are (i) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement (collectively the “Subsidiaries”) and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Either the Company or the Bank owns all of the issued and outstanding capital stock of each of the Subsidiaries free and clear of all liens, claims or encumbrances. Each of the Subsidiaries is duly organized, validly existing and in good standing as a corporation, limited liability corporation, partnership or other form of organization under the laws of the State of Ohio or other applicable jurisdiction with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and each Subsidiary is in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of the Subsidiaries. The activities of each of the Subsidiaries are permitted of a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

(i) The authorized capital stock of the Company consists of: (1) 20,000,000 common shares, no par value per share (the “Common Shares”), of which 7,707,917 shares are issued and outstanding as of the date hereof; (2) 23,184 Series A preferred shares, no par value per share (the “Series A Preferred Shares”) of which 23,184 shares are issued and outstanding as of the date hereof; (3) 25,000 of the Series B Shares, no par value per share, liquidation preference $25.00 per share, of which no shares are issued and outstanding as of the date hereof; and (4) 151,816 undesignated preferred shares, no par value per share, of which no shares are issued and outstanding as of the date hereof. All of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares of capital stock was issued in violation of any preemptive or other similar rights. No additional Common Shares or Series A Preferred Shares will be issued prior to the Closing Date. The terms and provisions of the Shares, the Common Shares and the Series B Shares conform with the requirements of applicable law and to all statements relating thereto contained in the Prospectus. Each of the authorized Series B Shares to be issued and the Shares to be issued and sold by the Company in the Offering have been duly authorized for issuance and, when the Series B Shares have been issued and delivered by the Company to the Depositary, pursuant to the Certificate of Designations relating thereto against payment of the consideration therefor, the Series B Shares will be duly and validly issued and fully paid and nonassessable, and the Series B Shares will be held for the benefit of the holders of the Shares by the Depositary, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the receipts representing the Shares will conform with the requirements of applicable laws and regulations and to all statements thereto contained in the Prospectus. The Common Shares issuable upon conversion of the Series B Shares (the “Conversion Shares”) have been duly authorized and reserved for issuance by the Company in sufficient number to meet the current conversion requirements based on the conversion rate in effect as of the date hereof and as of the Closing Date and, when issued and delivered upon conversion and in accordance with the Certificate of Designations will be duly and validly issued and fully-paid and non-assessable. Neither the issuance of the Series B Shares nor the Shares is subject to any preemptive or similar rights.

(j) The deposit of the Series B Shares in respect of the Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Shares (evidenced by the related Depositary Receipts) are issued and delivered in accordance with the terms of the Registration Statement, the Prospectus, the subscription agreement, this Agreement and the Deposit Agreement, the Shares will represent legal and valid interests in such Series B Shares, and the Shares (evidenced by the related Depositary Receipts) will entitle holders thereof to the benefits provided therein and in the Deposit Agreement. The Shares, the Series B Shares and the Conversion Shares conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or legal restrictions or requirements required to be described therein, on the ability of either the Company or the Bank, to pay dividends or make any other distributions on its capital stock. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Company or the Bank.

(l) Each of the Company and the Bank has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation. Neither the Company, the Bank, nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(m) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is duly registered as an Ohio state-chartered bank with the State of Ohio Department of Commerce, Division of Financial Institutions (the “ODFI”) under the laws of the State of Ohio.

(n) The Bank is a member in good standing of the Federal Home Loan Bank of Cincinnati. The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company, threatened.

(o) The Company has good and marketable title to all real property, and good title to all other assets, owned by the Company and material to the business of the Company, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the Company, taken as a whole; and all of the leases and subleases material to the business of the Company, taken as a whole, under which the Company holds properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(p) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(q) The Company has received an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, with respect to the legality of the Shares and the Series B Shares to be issued, and the Common Shares to be issued upon conversion of the Series B Shares, a copy of which is filed as an exhibit to the Registration Statement.

(r) The Company has all such corporate power and authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue the Series B Shares and to issue and sell the Shares to be sold as provided herein and as described in the Prospectus. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Company and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of the Company enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules, regulations and policy of the FDIC and the ODFI.

(s) The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Deposit Agreement conforms in all material respects to the description of the Deposit Agreement contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Since January 1, 2011, neither the Company nor the Bank has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any federal or state governmental entity or regulatory authority, agency, court, commission, or other administrative entity (“Governmental Entity”), or has adopted any board resolutions relating to the business of the Company or the Bank, at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no material unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or the Bank.

(u) Neither the Company nor the Bank is in violation of any directive received from any Governmental Entity to make any change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Board of Governors of the Federal Reserve System (the “FRB”), the FDIC and the ODFI) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any Governmental Entity, pending or, to the best knowledge of the Company, threatened, which might materially and adversely affect the Offering, or which might result in any Material Adverse Effect.

(v) The consolidated financial statements, schedules and notes related thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the consolidated balance sheets, statements of operations, statements of comprehensive income (loss), statements of changes in shareholders’ equity and statements of cash flows of the Company on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations, the 1934 Act Regulations and Regulation S-X. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied throughout the periods involved, present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Registration Statement and the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Company included in the Prospectus, and any adjustments made therein have been properly applied on the basis described therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable.

(w) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in a similar industry; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(x) Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company and its subsidiaries, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Company or in the principal amount of the Company’s consolidated assets which are classified as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Company; nor has the Company issued any securities (other than pursuant to the Company’s equity compensation plans in existence as of the date hereof and as described in the Registration Statement, any such awards being consistent with past practices) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company; (iv) there has been no material adverse change in the Company’s relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company’s fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of the Company or any of its subsidiaries; (vi) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Company has not defaulted in the payment of principal or interest on any outstanding debt obligations; and (viii) the capitalization, liabilities, assets, properties and business of the Company conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(y) Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation or bylaws (and the Company will not be in violation of its articles of incorporation or bylaws upon completion of the Offering), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Company is subject, except for defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that have not been so filed or described, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to its articles of incorporation or bylaws, (ii) constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to any contract, lease or other instrument in which the Company has a beneficial interest, or any applicable law, rule, regulation or order; or (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, except with respect to clauses (ii) and (iii) only, for such breaches, defaults, violations or liens, charges and encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) Except as disclosed in the Registration Statement, the General Disclosure Package, any preliminary prospectus and/or the Prospectus, the Company and its Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the FRB, the FDIC and the ODFI, all applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency). Neither the Company nor its Subsidiaries has received any written communication from any Governmental Entity asserting that the Company or any Subsidiary is not in compliance in any material respect with any statute, law, rule, regulation, decision, directive or order and which asserted noncompliance has not been corrected or resolved in all material respects.

(aa) All documents made available or delivered by, or to be made available to or delivered by the Company or its representatives in connection with the issuance of the Series B Shares and the issuance and sale of the Shares, including records of shareholders of the Company and customers of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Company or its representatives, were on the dates on which they were delivered or made available, or will be on the dates on which they are to be delivered or made available, true, complete and correct in all material respects.

(bb) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization.” Each of the Series B Shares and the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration calculated as set forth in the Prospectus, will be duly and validly issued, fully paid and non-assessable, no preemptive rights exist with respect to either of the Series B Shares or the Shares; and the terms and provisions of each of the Series B Shares and the Shares will conform to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Series B Shares and the Shares, a valid interest in the Series B Shares and good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor.

(cc) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of the Company in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the Company or by which it or any of its property is bound or affected which, in any such case, would reasonably be expected to have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the best knowledge of the Company, threatened any action or proceeding wherein the Company or any subsidiary thereof would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

No party has sent or received any notice indicating the termination of or intention to terminate any of the material contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and, to the best knowledge of the Company, no such termination has been threatened by any party to any such contract or agreement.

(dd) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, the Company has not or will not have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(ee) Neither the Company, the Bank nor any of the Subsidiaries maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), other than the Company’s 401(k) plan and the Company’s defined benefit pension plan (for employees of the Company and its Subsidiaries who were participants as of December 31, 2006). In addition, (i) the employee benefit plans, including employee welfare benefit plans, of the Company (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company and (iv) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the best knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ff) No approval of any Governmental Entity is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the Financial Institution Regulatory Authority (“FINRA”).

(gg) S.R. Snodgrass, A.C. , which has certified the audited consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Prospectus, has advised the Company in writing that it is, with respect to the Company, an independent registered public accounting firm within the applicable rules of the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and 1933 Act Regulations and the 1934 Act and 1934 Act Regulations.

(hh) The Company has timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; the Company has timely paid all taxes that have become due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority. All tax liabilities have been adequately provided for in the financial statements of the Company in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or with the issuance by the Company of the Series B Shares or the issuance or sale by the Company of the Shares.

(ii) Each of the Company and the Bank is in compliance with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body pending or, to the best knowledge of the Company, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder. None of the Company, the Bank nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) All Sales Information (as defined in Section 9(a)) used by the Company in connection with the Offering that is required to be filed with the Commission has been or will be filed at or prior to the time of first use.

(kk) None of the Company, the Bank or, to the best knowledge of the Company, any employee of the Company or the Bank has made any payment of funds as a loan for the purchase of the Shares or made any other payment of funds prohibited by law with respect to the purchase of the Shares, and no funds have been set aside to be used for any payment prohibited by law with respect to the purchase of the Shares.

(ll) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm) The Company has not: (i) issued any securities within the 12 months prior to the date hereof (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus) to any FINRA member firm or any person related to or associated with such member; (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the proposed Offering except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Company in connection with the offering of the Shares, and no person is being compensated in any manner for such services.

(nn) No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder.

(oo) The Company has not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering.

(pp) The records used by the Company to determine the Company’s shareholders for purposes of the Shareholder Offering and the Company’s customers for purposes of the Community Offering are accurate and complete in all material respects.

(qq) The Company is not, and does not intend to conduct business in a manner which would cause it to become, and upon the issuance of the Series B Shares and the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and Prospectus will not be, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(rr) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(ss) Neither the Company nor any of its properties are in violation of or, to the best knowledge of the Company, liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the best knowledge of the Company, threatened relating to the liability of any property owned or operated by the Company under any Environmental Law. To the best knowledge of the Company, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(tt) The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(uu) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Company and its Subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information the Company will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms, and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure. To the best knowledge of the Company, S.R. Snodgrass, A.C. and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal accounting controls. Except as described in the Registration Statement, the General Disclosure Package, any preliminary prospectus and/or the Prospectus, since the end of the Company’s most recently audited fiscal year, there has been (I) no material weakness, as defined in Rule 1-02 of Regulation S-X, in the Company’s internal control over financial reporting, as defined in Rule 13a-15(f) under the 1934 Act, (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(vv) To the extent there are any errors, exceptions, discrepancies or other items noted by S.R. Snodgrass, A.C. in its comfort letter to be delivered to the Agent pursuant to Section 8(h) hereof relating to financial or other information included or incorporated by reference in the Registration Statement or the Prospectus (collectively the “exceptions”), the Company has reviewed such exceptions and determined that: (i) such exceptions are not, either individually or collectively, in the context of the report or filing in which such exception is noted or included, material to the Company’s financial statements or financial disclosures included in such report or filing; (2) such exceptions do not, either individually or collectively, cause the Company’s financial statements or financial disclosures included in such report or filing to be materially misstated or omit to include material information; and (3) are not the result of a significant deficiency or material weakness in the Company’s internal control over financial reporting.

(ww) To the best knowledge of the Company, there are no affiliations or associations between any FINRA member firm and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus. To the best knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xx) Any certificates signed by an officer of the Company pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(yy) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Company believes were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder. The Company has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(aaa) The Shares to be sold by the Company are duly authorized for listing, subject to official notice of issuance, on The NASDAQ Capital Market.

(bbb) Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, partner or joint venture or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(ccc) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Subsidiaries any brokerage or finder’s fee or commission as a result of the transactions contemplated by this Agreement.

Section 5. Representations, Warranties and Covenants of the Agent. The Agent represents, warrants and covenants to the Company as follows:

(a) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Company hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) The Agent has not, directly or indirectly, distributed or otherwise used and will not, directly or indirectly, distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations)or other offering material in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed and/or approved in advance in writing by the Company.

(d) The Agent is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated).

Section 6. Covenants of the Company. The Company hereby covenants and agrees with the Agent as follows:

(a) The Company will not, at any time prior to or after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c) The Company represents and agrees that, unless it obtains the prior consent of the Agent, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission, and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) of any comments from the Commission or any other governmental entity with respect to the Registration Statement; (iii) of the request by the Commission for any amendment or supplement to the Registration Statement, or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (v) of the occurrence of any event mentioned in paragraph (h) below. The Company will make every reasonable effort (i) to prevent the issuance by the Commission of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The Company will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement as originally filed and of each amendment or supplement thereto, including all exhibits, as the Agent may reasonably request.

(f) The Company will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to the Offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Registration Statement, the Prospectus and this Agreement in connection with the sale of the Shares by the Agent.

(g) The Company will comply with any and all terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission or any other applicable regulator and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company will comply, at its own expense, with all requirements imposed upon it by the Commission or any other applicable regulator and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Company will comply with all undertakings contained in the Registration Statement.

(h) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and in the opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration

Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company will timely furnish to the Agent such information with respect to the Company as the Agent may from time to time reasonably request.

(i) The Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares will be sold or as the Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(j) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of Series B Shares, the Shares, or its Common Shares, other than in connection with any plan or arrangement described in the Prospectus.

(k) As of the date of this Agreement, the Agent shall have received a lock-up agreement substantially in the form of Exhibit C hereto signed by the persons listed on Exhibit D hereto.

(l) The Company will register the Shares under Section 12(b) of the 1934 Act prior to the Closing Date. The Company shall maintain the effectiveness of such registration for not less than five years from the time of effectiveness.

(m) On or prior to the date hereof, the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Ohio, and such Certificate of Designations shall be in full force and effect.

(n) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with the offer and sale of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o) During the period of two years from the date hereof, the Company will furnish to the Agent: (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to shareholders); (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company as the Agent may reasonably request.

(p) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(q) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(r) The Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the escrow agent, on a non-interest-bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release or delivery of the Shares sold in the Offering in accordance with and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto.

(s) The Company will take such actions and furnish such information as are reasonably requested by the Agent and/or its counsel in order for the Agent to ensure compliance with any and all FINRA rules and regulations applicable to the Offering.

(t) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(u) Prior to the Closing Date, the Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(v) The Company will not deliver the Shares until the Company has satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(w) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, the Company will not have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and its Subsidiaries, taken as a whole.

(x) Until the Closing Date, the Company will conduct its businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, FDIC and the ODFI.

(y) The facts and representations provided to Vorys, Sater, Seymour and Pease LLP and Vedder Price P.C. by the Company and upon which each of Vorys, Sater, Seymour and Pease LLP and Vedder Price P.C. will base their opinions under Sections 8(b) and (c), respectively, are and will be truthful, accurate and complete in all material respects.

(z) The Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

(aa) The Company will use its best efforts to effect and maintain the listing of the Shares on The NASDAQ Capital Market within 30 days of issuance of the Shares.

(bb) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue the Conversion Shares.

Section 7. Payment of Expenses. Whether or not the Offering is completed or the sale of the Shares by the Company is consummated, the Company agrees to pay, or reimburse the Agent as the case may be, for: (i) all filing fees in connection with all filings related to the Offering with the FINRA; (ii) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (iii) all expenses of the Offering, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, FINRA filing and registration fees, transfer agent, registrar, escrow agent and depositary fees and charges, fees relating to auditing and accounting or other advisors, costs of printing and mailing all documents necessary in connection with the Offering, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Company in connection with the road show presentations, reasonable travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered with the prior approval of the Company in connection with the road show. In the event the Company is unable to sell the minimum number of Shares necessary to complete the Offering or the Offering is terminated or otherwise abandoned, the Company shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. Eastern Time on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to the Company’s knowledge, threatened by the Commission or any other federal or state authority.

(b) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, in form and substance as attached hereto as Exhibit B. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. Such counsel also may assume, with respect to all matters governed by the laws of jurisdictions other than the law of the State of Ohio and the federal law of the United States and the General Corporation Law of the State of Delaware, that such laws are the same as Ohio law.

(c) On Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date, of Vedder Price P.C., counsel for the Agent, in form and substance satisfactory to the Agent. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Each of the executive officers and directors of the Company which are listed on Exhibit D hereto has executed and delivered the lock-up agreements substantially in the form of Exhibit C hereto.

(e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Agent’s counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company independently, or of the Company considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by it after the Closing Date; and (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to best the knowledge of the Company, threatened by the Commission or any state authority.

(f) The Company shall not have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is, in the Agent’s reasonable judgment, sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(g) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Company considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Company shall not have received from any Governmental Entity any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; (iii) the Company shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the best knowledge of the Company, threatened against the Company or affecting any of its properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; (v) no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Offering and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Offering; and (vi) each of the Series B Shares, the Shares and the Common Shares issuable upon conversion of the Series B Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(h) At the time of the execution of this Agreement, the Agent shall have received from S.R. Snodgrass, A.C., the current independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by S.R. Snodgrass, A.C. in the letter delivered by it pursuant to subsection (h) of this Section 8.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, if required.

(k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted the United States securities market such as to make it, in the Agent’s reasonable opinion, impracticable or inadvisable to proceed with the Offering; (ii) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on The NASDAQ Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or The NASDAQ Stock Market or by order of the Commission or any other governmental authority; (iii) a general moratorium on the operations of commercial banks or federal savings and loan associations, or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons has been declared; (iv) the engagement by the United States in major hostilities or escalation thereof or the declaration, on or after the date hereof, of a national emergency or war, or (v) a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(l) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(m) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Company and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the statements made therein.

Section 9. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of such persons may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), or any instrument or document executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Company with its consent and based upon written information furnished by or on behalf of the Company, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure

Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer—Represented General Free Writing Prospectus, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Company, by the Agent regarding the Agent is set forth in the Prospectus in the second, third to last and last paragraphs under the subheading “Marketing and Distribution; Compensation” under the caption “Plan of Distribution”.

(b) The Agent agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Company by the Agent regarding the Agent is set forth in the Prospectus in the second, third to last and last paragraphs under the subheading “Marketing and Distribution; Compensation” under the caption “Plan of Distribution”.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys designated by the Agent if the Agent is an indemnified party, for all indemnified parties, collectively, in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement effected without its written consent.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Agent, the Company and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company under this Section 10 and under Section 9 shall be in addition to any liability which the Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Company’s officers and directors and each person, if any, who controls the Agent or any of the Company within the meaning of the 1933 Act and the

1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Company on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a) If the effect of any of the events described in Section 8(l) hereof makes it, in the Agent’s reasonable opinion, impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

(b) In the event the Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the Prospectus, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 7, 9 and 10 hereof.

(c) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof.

(d) If the Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by telephone or electronic mail, confirmed by letter.

The Company may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Company has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention: Chief Counsel — Investment Banking (with a copy to Vedder Price P.C., 222 N. LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: Jennifer Durham King, Esq.) and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, Attention: James O. Miller (with a copy to Vorys, Sater, Seymour and Pease LLP, Attention: Anthony D. Weis, Esq.).

Section 13. Parties. The Company shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, when the same shall have been given by the undersigned or any other officer of any of the Company. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14. Closing. The closing for the sale and issuance of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company. At the Closing, the Company shall deliver to the Agent in immediately available funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and any other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Company, or any of its respective officers or directors or any person controlling the Company, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20. Waiver of Trial by Jury. EACH OF THE AGENT AND THE COMPANY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Section 21. Successors. Except as provided for in Section 9, this Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the arrangement between the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

FIRST CITIZENS BANC CORP

By Its Authorized Representative:

James O. Miller President and Chief Executive Officer

KEEFE, BRUYETTE & WOODS, INC.

By Its Authorized Representative:

Name: Harold T. Hanley III Title: Managing Director

Accepted as of the date first above written

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